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COOPERS
& LYBRAND L.L.P.

                                                 333 Market Street
                                                 San Francisco, CA 95105
                                                 telephone: (415) 957-3000
                                                 facsimile: (415) 957-3394

                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statement of Cupertino National Bancorp and Subsidiary on Forms S-8 (re: the 401 (k) Profit Sharing Plan; Employee Stock Purchase Plan and 1995 Stock Option Plan) of our report dated January 30, 1995, on our audit of the consolidated financial statements of Cupertino National Bancorp and Subsidiary as of December 31, 1994 and for the year ended December 31, 1994 which report is included in Cupertino National Bancorp and Subsidiary's 1994 Annual Report on Form 10-K.


Coopers & Lybrand L.L.P.

San Francisco, California
September 7, 1995